                                                                   Exhibit 10(d)

                  AMENDMENT TO LOAN SUBPARTICIPATION AGREEMENT
                  --------------------------------------------


         THIS AMENDMENT TO LOAN SUBPARTICIPATION AGREEMENT (this "Amendment") is made as of March 1, 2001, between AIRBASE REALTY HOLDING COMPANY, an Indiana corporation ("Transferor") and AIRBASE REALTY COMPANY, an Ohio corporation ("Transferee").

                                    RECITALS
                                    --------

         A. The parties have previously entered into a certain Loan Subparticipation Agreement, dated as of May 1, 1998 (the "Subparticipation Agreement"). (All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Subparticipation Agreement.)

         B. The Subparticipation Agreement was made in connection with a certain Loan Participation Agreement, also dated as of May 1, 1998, between The Huntington National Bank (the "Bank") and Transferor (the "Participation Agreement").

         C. The Participation Interest granted under the Participation Agreement represented a 95% interest in each of the Loans and the Participation Interest granted under the Subparticipation Agreement represented a 100% interest in the Participation Interest granted under the Participation Agreement.

         D. The outstanding principal balance of the Loans as of February 28, 2001, is $6,185,810,018, and the outstanding principal balance of the current Participation Interest in such Loans is $5,876,519,517.

         E. Simultaneously with the execution of this Amendment, the Bank and the Transferor have executed an amendment to the Participation Agreement (the "Participation Agreement Amendment") whereby the Participation Interest granted under the Participation Agreement is being increased from 95% to 99% in exchange for the payment by Transferor to the Bank of $247,432,401 in cash.

         F. The parties desire to provide for the increase of the Participation Interest under the Subparticipation Agreement by virtue of the increase in the Participation Interest under the Participation Agreement and otherwise to modify the Subparticipation Agreement as set forth herein.

                                    AGREEMENT
                                    ---------

         The parties hereby agree as follows:

         1. In consideration of the transfer by Transferor to Transferee of an additional 4% Participation Interest in the Loans, effected by the execution of the Participation Agreement

Amendment, Transferee has, simultaneously with its execution of this Amendment, transferred the sum of $247,432,401 in cash to the Transferor.

         2. The Subparticipation Agreement is hereby modified and amended, effective as of the date hereof, by deleting the first sentence of paragraph 2 of the Subparticipation Agreement in its entirety and substituting the following in lieu thereof:

         Transferee shall from time to time buy from Transferor or from an affiliate of Transferor, without recourse, a continuing undivided fractional Participation Interest in the Loans, and Transferor shall from time to time sell to Transferee, or cause an affiliate or affiliates of Transferor to sell to Transferee, such Participation Interests. The consideration for the transfer of the initial Participation Interests to be transferred to Transferee hereunder shall be the issuance to Transferor of all 750 shares of the common stock of Transferee and 896 shares of the Class A Preferred Stock of Transferee. Subsequent transfers of Participation Interests by Transferor or an affiliate of Transferor to Transferee hereunder may, upon the mutual agreement of the parties at the time any such transfers are made, be made (i) as additional contributions to the capital of Transferee, (ii) in exchange for the payment of cash by Transferee to Transferor or appropriate affiliate of Transferor, (iii) in consideration of the issuance to Transferor or appropriate affiliate of Transferor of shares of the capital stock of Transferee, or (iv) for such other consideration as the parties shall mutually agree.

         3. Except as specifically modified and amended herein, the Subparticipation Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

                                         AIRBASE REALTY HOLDING COMPANY


                                         By:  /s/ Gregory C. Sheridan
                                              -----------------------
                                              Gregory C. Sheridan, President

                                         AIRBASE REALTY COMPANY


                                         By:  /s/ Steven A. Hinshaw
                                              ---------------------
                                              Steven A. Hinshaw, Vice President




                                      -2-